EXHIBIT (10)
                       GOODWIN, PROCTER & HOAR
           A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                         COUNSELLORS AT LAW
                           EXCHANGE PLACE
                   BOSTON, MASSACHUSETTS 02109-2881

                                                TELEPHONE (617) 570-1000
                                                TELECOPIER (617) 523-1231
                                                      TELEX 94-0640
                                                CABLE - GOODPROCT, BOSTON

                           August 26, 1993

The Lutheran Brotherhood Family of Funds
625 Fourth Avenue South
Minneapolis, MN 55415

Gentlemen:

     As counsel to The Lutheran Brotherhood Family of Funds, a business trust organized under the laws of the State of Delaware (the "Trust"), we have been asked to render our opinion in connection with the proposed issuance by the Trust of shares of beneficial interest of Lutheran Brotherhood Opportunity Growth Fund, Lutheran Brotherhood Fund, Lutheran Brotherhood High Yield Fund, Lutheran Brotherhood Income Fund, Lutheran Brotherhood Municipal Bond Fund and Lutheran Brotherhood Money Market Fund (the "Funds"), each of which is a series of the Trust which has been established and designated pursuant to Section 4.2 of Article IV of the Trust's Master Trust Agreement dated July 15, 1993, all as more fully described in the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 51 under the Securities Act of 1933 to the Registration Statement on Form N-lA (Securities Act File No. 33-10327) to be filed by the Trust with the Securities and Exchange Commission (as amended, the "Registration Statement").

     We wish to advise you that we have examined such documents and questions of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing, we are of the opinion that:

     1. The Trust has been duly organized and is validly existing pursuant to the laws of the State of Delaware; and

     2. The shares of beneficial interest of the Funds which are described in the foregoing Registration Statement will, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of the sale, be legally issued, fully paid and non-assessable by the Trust.

     We consent to a copy of this opinion being filed as an exhibit to the foregoing Registration Statement.

                                       Very truly yours,

                                       /s/ Goodwin, Procter & Hoar

                                       GOODWIN, PROCTER & HOAR